Exhibit 99.1


                 GameStop Corp. Second Quarter Sales Surge 132%;
   Comparable Store Sales Increase 3.9%; Second Quarter EPS Exceeds Guidance;
                           Merger Integration Complete


     GRAPEVINE, Texas--(BUSINESS WIRE)--Aug. 17, 2006--GameStop Corp. (NYSE:GME)(NYSE:GME.B), the world's largest video game and entertainment software retailer, today reported sales and earnings for the second quarter ended July 29, 2006.
     Company sales increased 132% to $963.3 million, when compared with $415.9 million in sales from the prior year quarter, with comparable store sales increasing 3.9%. New video game software increased 8% over the prior year quarter, with NEW SUPER MARIO BROS. from Nintendo and NCAA FOOTBALL '07 from Electronic Arts topping the list of best-selling new titles for the quarter.
     GameStop's net earnings for the second quarter of 2006 were $3.2 million, including merger-related expenses of $2.6 million ($1.6 million, net of tax benefits). Diluted earnings per share were $0.04, including merger-related expenses of $0.02 per diluted share, exceeding previously released guidance.
     "The outstanding execution by our store associates in the second quarter accelerated the adoption of Nintendo's new DS Lite hand-held system and the sell through of Microsoft's Xbox 360 console," indicated R. Richard Fontaine, Chairman and Chief Executive Officer of GameStop Corp. "Our 56% increase in hardware sales during the quarter is particularly notable as the performance and momentum clearly positions GameStop as the major launch partner for Sony and Nintendo with the release later this year of their PlayStation 3 and Wii consoles."
     "A major milestone of the quarter was completing the integration of GameStop and Electronics Boutique. It is a testimony to the hard work and partnership of all our team members that, with the recently completed installation of a singular, unified POS system, we have completed the integration of two sizable companies, and did so on time and without any disruptions to our business nor deterioration in customer service," concluded Chairman Fontaine.
     "Without a doubt, we are excited about the new platform launches and the exceptional franchise titles being released in the upcoming months," indicated Daniel DeMatteo, Vice Chairman and Chief Operating Officer of GameStop Corp. "In fact, when you look at the range of new titles, starting with next week's release of MADDEN NFL '07 from Electronic Arts, and continuing with FINAL FANTASY XII by Square Enix, LEGEND OF ZELDA: TWILIGHT PRINCESS from Nintendo and GEARS OF WAR by Microsoft, we are looking at one of the best lineups in years for all platforms."

     Guidance Update

     For the third quarter of fiscal 2006, comparable store sales are projected to range from +4.0% to +6.0%. Diluted earnings per share for the third quarter are expected to range from $0.20 to $0.22.
     Full year fiscal 2006 diluted earnings per share are now expected to range from $1.94 to $2.04. We continue to believe that full year fiscal 2006 comparable store sales will increase between 7% and 9%, and total sales will increase between 15% and 17%, on a pro forma basis.
     Note that guidance includes projected stock-based compensation expenses of $0.17 per diluted share for fiscal 2006.
     Note that guidance does not include merger costs related to the business combination, which we project could range from $0.03 to $0.04 per diluted share for fiscal 2006.
     Second quarter fiscal 2005 pro forma statements of operations have been provided in Schedule III as if the acquisition of Electronics Boutique Holding Corp. took place at the beginning of fiscal 2005. In addition, the pro forma statements of operations include stock-based compensation expense as if SFAS No. 123R was implemented at the beginning of fiscal 2005.

     Conference Call and Webcast Information

     A conference call with GameStop Corp.'s management is scheduled for August 17, 2006 at 11:00 AM EDT to discuss the second quarter sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until August 31, 2006.

     About GameStop Corp.

     Headquartered in Grapevine, TX, GameStop Corp. (NYSE:GME) (NYSE:GME.B) is the world's largest video game and entertainment software retailer. The company operates 4,592 retail stores across the United States and in fourteen countries worldwide. The company also owns two e-commerce sites, GameStop.com and EBgames.com, and Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/investor-relations/.

     Safe Harbor

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the outlook for the third quarter of fiscal 2006 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the cost savings and other synergies from the combination with Electronics Boutique may not be fully realized or may take longer to realize than expected; the inability to obtain sufficient quantities of product to meet consumer demand; the timing of the release of the next generation consoles, including Sony's PlayStation 3 and Nintendo's Wii, and related video game titles; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.


                                 GameStop Corp.
                            Statements of Operations
                      (in thousands, except per share data)


                                            13 weeks       13 weeks
                                              ended          ended
                                          July 29, 2006  July 30, 2005
                                         --------------- -------------

Sales                                          $963,347      $415,930
Cost of sales                                   664,083       287,775
                                         --------------- -------------

   Gross profit                                 299,264       128,155

Selling, general and administrative
 expenses                                       239,251       104,311
Depreciation and amortization                    26,328        10,654
Stock-based compensation                          5,360            --
Merger expenses                                   2,572            --
                                         --------------- -------------

Operating earnings                               25,753        13,190

Interest expense, net                            20,209           144
Debt extinguishment expense                         191            --
                                         --------------- -------------

Earnings before income tax expense                5,353        13,046

Income tax expense                                2,176         5,143
                                         --------------- -------------

Net earnings                                     $3,177        $7,903
                                         =============== =============

Earnings per common share:
     Basic                                        $0.04         $0.15
     Diluted                                      $0.04         $0.14

Weighted average common shares
 outstanding:
     Basic                                       75,074        51,646
     Diluted                                     78,829        56,508


Percentage of Sales:
--------------------

Sales                                             100.0%        100.0%
Cost of sales                                      68.9%         69.2%
                                         --------------- -------------

Gross profit                                       31.1%         30.8%

SG&A expenses                                      24.8%         25.1%
Depreciation and amortization                       2.7%          2.5%
Stock-based compensation                            0.6%           --
Merger expenses                                     0.3%           --
                                         --------------- -------------

Operating earnings                                  2.7%          3.2%

Interest expense, net                               2.1%          0.1%
Debt extinguishment expense                          --            --
                                         --------------- -------------

Earnings before income tax expense                  0.6%          3.1%

Income tax expense                                  0.3%          1.2%
                                         --------------- -------------

Net earnings                                        0.3%          1.9%
                                         =============== =============


                                 GameStop Corp.
                            Statements of Operations
                      (in thousands, except per share data)

                                            26 weeks       26 weeks
                                             ended          ended
                                          July 29, 2006  July 30, 2005
                                         -------------- --------------

Sales                                       $2,003,374       $890,657
Cost of sales                                1,402,076        636,465
                                         -------------- --------------

   Gross profit                                601,298        254,192

Selling, general and administrative
 expenses                                      470,721        203,297
Depreciation and amortization                   52,260         20,848
Stock-based compensation                        10,550             --
Merger expenses                                  3,898             --
                                         -------------- --------------

Operating earnings                              63,869         30,047

Interest expense, net                           39,538            227
Debt extinguishment expense                        191             --
                                         -------------- --------------

Earnings before income tax expense              24,140         29,820

Income tax expense                               9,262         11,591
                                         -------------- --------------

Net earnings                                   $14,878        $18,229
                                         ============== ==============

Earnings per common share:
     Basic                                       $0.20          $0.36
     Diluted                                     $0.19          $0.33

Weighted average common shares
 outstanding:
     Basic                                      74,233         51,323
     Diluted                                    78,650         55,499



Percentage of Sales:
--------------------

Sales                                            100.0%         100.0%
Cost of sales                                     70.0%          71.5%
                                         -------------- --------------

Gross profit                                      30.0%          28.5%

SG&A expenses                                     23.5%          22.8%
Depreciation and amortization                      2.6%           2.3%
Stock-based compensation                           0.5%            --
Merger expenses                                    0.2%            --
                                         -------------- --------------

Operating earnings                                 3.2%           3.4%

Interest expense, net                              2.0%           0.1%
Debt extinguishment expense                         --             --
                                         -------------- --------------

Earnings before income tax expense                 1.2%           3.3%

Income tax expense                                 0.5%           1.3%
                                         -------------- --------------

Net earnings                                       0.7%           2.0%
                                         ============== ==============


                                 GameStop Corp.
                                 Balance Sheets
                      (in thousands, except per share data)


                                                  July 29,   July 30,
                                                    2006       2005
                                                 ----------- ---------
ASSETS:
Current assets:
       Cash and cash equivalents                   $218,726   $98,954
       Receivables, net                              28,596     9,418
       Merchandise inventories                      574,067   257,396
       Prepaid expenses and other current assets     37,374    24,302
       Prepaid taxes                                 79,395    12,534
       Deferred taxes                                46,349     5,435
                                                 ----------- ---------
                Total current assets                984,507   408,039
                                                 ----------- ---------

Property and equipment:
       Land                                          10,073     2,000
       Buildings & leasehold improvements           280,723   120,145
       Fixtures and equipment                       375,736   210,942
                                                 ----------- ---------
                                                    666,532   333,087
       Less accumulated depreciation and
        amortization                                235,299   144,353
                                                 ----------- ---------
                Net property and equipment          431,233   188,734
                                                 ----------- ---------

Goodwill, net                                     1,392,926   320,888
Other noncurrent assets                              46,570     3,011
                                                 ----------- ---------
                Total assets                     $2,855,236  $920,672
                                                 =========== =========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable                            $366,221   166,070
       Accrued liabilities                          281,969   103,706
       Note payable, current portion                 12,173    12,173
                                                 ----------- ---------
                Total current liabilities           660,363   281,949

Deferred taxes                                       12,196    19,898
Other long-term liabilities                          38,868    15,503
Notes payable, long-term portion                     12,685    24,347
Senior floating and fixed rate notes payable,
 net of discount                                    935,431        --

                                                 ----------- ---------
                Total liabilities                 1,659,543   341,697
                                                 ----------- ---------

Stockholders' equity:
       Preferred stock - authorized 5,000 shares;
        no shares issued or outstanding                  --        --
       Class A common stock - $.001 par value;
        authorized 300,000 shares; 45,245 and
        25,163 shares issued, respectively               45        25
       Class B common stock - $.001 par value;
        authorized 100,000 shares; 29,902 shares
        issued and outstanding                           30        30
       Additional paid-in-capital                   983,562   519,113
       Accumulated other comprehensive income
        (loss)                                        4,773       (43)
       Retained earnings                            207,283   109,850
       Treasury stock, at cost 0 and 3,263
        shares, respectively                             --   (50,000)
                                                 ----------- ---------
                Total stockholders' equity        1,195,693   578,975
                                                 ----------- ---------
                Total liabilities and
                 stockholders' equity            $2,855,236  $920,672
                                                 =========== =========


                                   Schedule I
                                 GameStop Corp.
                                    Sales Mix


                                 13 Weeks Ended      13 Weeks Ended
                                  July 29, 2006       July 30, 2005
                               ------------------- -------------------
                                          Percent            Percent
                                 Sales    of Total  Sales    of Total
                               ---------- -------- -------- ----------
Sales (in millions):

New video game hardware           $157.5     16.4%   $51.6       12.4%
New video game software            330.7     34.3%   139.8       33.6%
Used video game products           308.7     32.0%   153.2       36.8%
Other                              166.4     17.3%    71.3       17.2%

                               ---------- -------- -------- ----------
     Total                        $963.3    100.0%  $415.9      100.0%
                               ========== ======== ======== ==========


                                   Schedule II
                                 GameStop Corp.
                                Gross Profit Mix


                                 13 Weeks Ended      13 Weeks Ended
                                  July 29, 2006       July 30, 2005
                               ------------------- -------------------
                                           Gross              Gross
                                 Gross     Profit   Gross     Profit
                                 Profit   Percent   Profit   Percent
                               ---------- -------- -------- ----------

Gross Profit (in millions):

New video game hardware            $14.0      8.9%    $2.5        4.8%
New video game software             72.7     22.0%    28.9       20.7%
Used video game products           153.9     49.9%    70.8       46.2%
Other                               58.7     35.3%    26.0       36.5%

                               ----------          --------
     Total                        $299.3     31.1%  $128.2       30.8%
                               ==========          ========



                                  Schedule III
                                 GAMESTOP CORP.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)


For the       Historical   Historical
 thirteen     GameStop     Electronics
 weeks ended     Corp.      Boutique                      GameStop
 July 30,      July 30,     July 30,   Pro Forma            Corp
 2005          2005 (a)     2005 (a)  Adjustments         Pro Forma
              ----------   ---------- -----------         ---------

Sales          $415,930     $446,511         $--          $862,441

Cost of sales   287,775      311,592          --           599,367
              ----------   ---------- -----------         ---------
 Gross profit   128,155      134,919          --           263,074


Selling,
 general and
 admin.
 expenses       104,311      120,090          --           224,401
Depreciation
 and
 amortization    10,654       11,573         427 (c)        22,654
Merger-
 related
 expenses            --        1,400      (1,400)(b)            --
Stock based
 compensation        --           --       2,785 (j)         2,785
              ----------   ---------- -----------         ---------
 Operating
  earnings       13,190        1,856      (1,812)           13,234

Interest
 expense, net       144         (675)     20,424 (d), (e)   19,893
Merger-
 related
 interest
 expense             --           --          --                --
              ----------   ---------- -----------         ---------
Earnings
 (loss)
 before
 income tax
 expense
 (benefit)       13,046        2,531     (22,236)           (6,659)

Income tax
 expense
 (benefit)        5,143          911      (8,502)(f)        (2,448)
              ----------   ---------- -----------         ---------

 Net earnings
  (loss)         $7,903       $1,620    $(13,734)          $(4,211)
              ==========   ========== ===========         =========


Net earnings
 (loss) per
 common
 share--basic     $0.15 (h)    $0.06  $                     $(0.06)(i)
              ==========   ========== ===========         =========


Weighted
 average
 shares of
 common
 stock--basic    51,646       25,096      (4,867)(g)        71,875
              ==========   ========== ===========         =========

Net earnings
 (loss) per
 common
 share--
 diluted          $0.14 (h)    $0.06  $                     $(0.06)(i)
              ==========   ========== ===========         =========


Weighted
 average
 shares of
 common
 stock--
 diluted         56,508       25,467     (10,100)(g), (k)   71,875
              ==========   ========== ===========        ==========



                                 GAMESTOP CORP.

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                      (In thousands, except per share data)

(a) Certain reclassifications have been made to the historical presentation of GameStop and EB to conform to the presentation used in the unaudited pro forma condensed consolidated statement of operations.

(b) To give effect to the exclusion of certain expenses of $1,400 which are directly attributable to the merger and are believed to be of a one-time or short-term nature.

(c) To give effect to the intangible asset amortization and depreciation on the property and equipment adjustment based on the preliminary allocation of the purchase price over estimated useful lives.

(d) To give effect to the interest expense incurred related to the receipt of $941,472 resulting from issuance of $650,000 in senior notes, at an interest rate of 8.0% and $300,000 in senior floating rate notes at an interest rate of LIBOR plus 3.875%. The senior notes were issued at a discount of $8,528 and interest expense includes the amortization of this discount over seven years.

(e) To give effect to the amortization of deferred financing fees relating to the $400 million revolving credit facility, the senior floating rate notes and the senior notes over five, six and seven years to match the terms, respectively.

(f)  Represents the aggregate pro forma effective income tax effect of Notes
     (b), (c), (d) and (e) above.

(g) The pro forma earnings per share have been adjusted to reflect the issuance of 20,229 shares of GameStop Class A common stock to EB common stockholders as if they were issued on January 30, 2005 and to reflect the elimination of the outstanding shares of Electronics Boutique.

(h) The holders of Historical GameStop Class A and Class B common stock generally had identical rights, except that the holders of Historical GameStop Class A common stock were entitled to one vote per share and the holders of Historical GameStop Class B common stock were entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

(i) The holders of GameStop Class A and Class B common stock generally have identical rights, except that the holders of GameStop Class A common stock are entitled to one vote per share and the holders of GameStop Class B common stock are entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

(j) To give effect to the stock-based compensation expense as if SFAS 123R had been adopted as of January 30, 2005.

(k) To remove the effect of securities that are anti-dilutive in nature due to the pro forma loss in the 13 weeks ended July 30, 2005.

     CONTACT: Media Contact:
              Chris Olivera
              Divisional Vice President, Corporate Communications
              GameStop Corp.
              (817) 424-2130
              or
              Investor Contact:
              David W. Carlson
              Executive Vice President & Chief Financial Officer
              GameStop Corp.
              (817) 424-2130